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                                                                    EXHIBIT 10.1

                  REVOLVING DEBT FUNDING COMMITMENT AGREEMENT


         This Revolving Debt Funding Commitment Agreement (the "AGREEMENT"), dated as of June 9, 2004, is by and between SPLINEX TECHNOLOGY INC., a Delaware corporation ("SPLINEX") and BZINFIN SA, a British Virgin Islands limited corporation ("BZINFIN").

         WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Ener1 Acquisition Corp., Splinex, Ener1, Inc. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. It is a condition precedent to the transactions contemplated in the Merger Agreement that each of Splinex and BZINFIN shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. REVOLVING DEBT FUNDING COMMITMENT. BZINFIN hereby agrees that, if the Surviving Corporation has filed a Form S-1 Registration Statement with the Securities and Exchange Commission and if thereafter the Surviving Corporation determines in its reasonable judgment at any time or from time to time after the Effective Date and prior to July 31, 2005, that it will fail to meet its estimated cash needs (taking into account all relevant considerations) and provides a written request to BZINFIN stating such (the "FUNDING REQUEST"), BZINFIN will, within five (5) business days of receipt of the Funding Request, make (or cause one of its Affiliates to make) payment to the Surviving Corporation in the amount of the estimated deficiency up to an aggregate amount of $2,500,000 (the "MAXIMUM FUNDING AMOUNT") in the form of subordinated debt payable in two (2) years from the date of the initial funding, accumulating interest at a rate of 5% per annum; PROVIDED that the Maximum Funding Amount shall be reduced by an amount equal to the cumulative net proceeds the Surviving Corporation receives from and after the Effective Time and prior to July 31, 2005 from the sale of its equity or debt securities or from any loans or other credit facilities extended to the Surviving Corporation.

         Section 2. REPRESENTATIONS AND WARRANTIES. Each party hereto makes the following representations and warranties to the other party, which representations and warranties shall survive the execution and delivery of this
Agreement:

         2.1 ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         2.2 QUALIFICATIONS. It has all requisite power, authority and legal right necessary to own its assets and to carry on its business as now being or as proposed to be conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or contemplated to be conducted by it makes such qualification necessary.

         2.3 NO VIOLATION. Its execution, delivery and performance of this Agreement does not and will not (i) violate any provision of its certificate of


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incorporation or bylaws or any Law or Governmental Approval applicable to it,
(ii) result in a breach of or constitute a default under any indenture, loan agreement, credit agreement or other material agreement, lease or instrument to which it is a party or by which its properties or assets may be bound or affected or (iii) result in the creation or imposition of any Lien upon or with respect to any of its property or assets.

         2.4 CORPORATE POWER. It has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. It has duly authorized and delivered this Agreement, the Agreement is in full force and effect and is a legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms, except to the extent the enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity.

         Section 3. MISCELLANEOUS.

         3.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

         3.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         3.3 RULES OF CONSTRUCTION. Words in the singular shall include the plural and vice versa.

         3.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon (i) a transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery of a standard overnight courier or when delivered by hand or (iii) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses:

         If to BZINFIN, to:

                  BZINFIN SA
                  c/o BUDIN & ASSOCIES
                  20, rue Jean-Senebier
                  CH-1211 GENEVE 11
                  Switzerland
                  Attention: Boris Zingarevitch

         If to Splinex, to:

                  Splinex Technology Inc.
                  550 W. Cypress Creek Road, Suite 410
                  Fort Lauderdale FL 33309
                  Attention: Peter Novak

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or to such other Person or address as Splinex shall furnish by notice to the other parties in writing.

         3.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, the Surviving Corporation).

         3.6 GOVERNING LAW. The Agreement shall be governed by the internal laws of the state of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

         3.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.8 HEADINGS. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         3.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         3.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS. The parties hereto hereby irrevocably submit to the jurisdiction of the state courts located in Broward County, Florida or the federal courts of the Southern District of Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         3.11 BINDING EFFECT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         3.12 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event


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of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         3.13 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         3.14 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.15 EXPENSES. Unless otherwise provided herein, each party hereto shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

         3.16 WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                           (Signature page to follow)



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         IN WITNESS WHEREOF, the parties hereto have caused this Revolving Debt
Funding Commitment Agreement to be duly executed and delivered as of the date first above written.


                                       BZINFIN SA


                                       By: /s/ Patrick Bittel
                                         ------------------------------------
                                         Name: Patrick Bittel
                                         Title: holder of a power of attorney
                                                issued by the director


                                       SPLINEX TECHNOLOGY INC.

                                       By: /s/ Peter Novak
                                         ------------------------------------
                                         Name: Peter Novak
                                         Title: President



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